JIM EDGAR
                               SECRETARY OF STATE
                                STATE OF ILLINOIS

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Submit in Duplicate                                                               File #
--------------------------------------                                     --------------------------------
Payment must be made by Certified         ARTICLES OF INCORPORATION                  This Space For Use By
Check, Cashiers Check or a Money                                                      Secretary of State
Order, payable to "Secretary of
State."                                                                    Date

                                                                           License Fee             $
                                                                           Franchise Tax           $
                                                                           Filing Fee              $
                                                                           Clerk
          DO NOT SEND CASH

--------------------------------------                                     --------------------------------


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE     The name of the corporation is                         CILCORP Inc.
                                              -------------------------------------------------------------
                (shall contain the word "corporation," "company," Incorporated,"



-----------------------------------------------------------------------------------------------------------
                     "limited," or an abbreviation thereof)

ARTICLE TWO     The name and address of the initial registered agent and its registered office are:

                Registered Agent    M.                                 J.                      Murray
                                    -----------------------------------------------------------------------
                                    First Name                    Middle Name                Last Name

                Registered Office   300             Liberty                       Street
                                    -----------------------------------------------------------------------
                                    Number          Street      Suite # (A.P.O. Box alone is not acceptable)

                                    Peoria                    61602                              Peoria
                                    -----------------------------------------------------------------------
                                    City                     Zip Code                            County

ARTICLE THREE   The purpose for which the corporation is organized are:
                     If not sufficient space to cover this point add one or more sheets of this size any lawful purpose or purposes under the Business Corporation Act of 1983.

ARTICLE FOUR    Paragraph 1:  The authorized shares shall be:

                Class                      *Par Value per share               Number of shares authorized
                -------------------------------------------------------------------------------------------
                Common                     Without par value                          20,000,000
                -------------------------------------------------------------------------------------------

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                -------------------------------------------------------------------------------------------
                Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative  rights in respect of the shares of each class are:
                     If not  sufficient  space  to  cover this point, add one or more sheets of this size.

                                                          None

ARTICLE FIVE    The number of shares to be issued initially,  and the consideration to be received by the corporation therefor, are:

                                *Par Value            Number of shares              Consideration to be
                Class           Per share             proposed to be issued         received therefor
                -------------------------------------------------------------------------------------------
                Common          Without par value            100                        $1,000
                -------------------------------------------------------------------------------------------
                                                                                        $
                -------------------------------------------------------------------------------------------
                                                                                        $
                -------------------------------------------------------------------------------------------
                                                                                        $
                -------------------------------------------------------------------------------------------
                                                                               TOTAL    $1,000
                                                                                        -------------------

*    A declaration as to a "par value" is optional.  This space may be marked "n/a" when no reference to a par value is desired.

ARTICLE SIX     OPTIONAL
                The  number of  directors  constituting  the  initial board of directors of the corporation is nine (9).

ARTICLE SEVEN   OPTIONAL

                (a)  It is estimated that the value of all property to be owned by the
                     corporation for the following year wherever located will be:                $   --
                                                                                                  ---------
                (b)  It is estimated that the value of the property to be located within
                     the State of Illinois during the following year will be:                    $   --
                                                                                                  ---------

                (c)  It is estimated  that the gross amount of business which will be
                     transacted by the corporation during the following year will be:            $   --
                                                                                                  ---------
                (d)  It is estimated that the gross amount of business which  will be transacted from places of business in the State of Illinois during
                     the following year will be:                                                 $   --
                                                                                                  ---------

ARTICLE EIGHT   OTHER PROVISIONS See Exhibit A attached hereto and made a part hereof.
                Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting;

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                                       2

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                regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

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                       NAMES & ADDRESSES OF INCORPORATORS

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated:   January 10, 1985
         ----------------

        Signatures and Names                      Post Office Address

1.     /s/ Robert O.  Viets              1.   300 Liberty Street
    ----------------------------              ---------------------------------
           Signature                                   Street
        Robert O. Viets                       Peoria           IL         61602
    ----------------------------              ---------------------------------
    Name (please print)                       City/Town      State         Zip

2.                                       2.
    ----------------------------              ---------------------------------
           Signature                                   Street

    ----------------------------              ---------------------------------
    Name (please print)                       City/Town     State          Zip

3.                                       3.
    ----------------------------              ---------------------------------
           Signature                                   Street

    ----------------------------              ---------------------------------
    Name (please print)                       City/Town     State          Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

                                    EXHIBIT A
                                       TO
                          THE ARTICLES OF INCORPORATION
                                 OF CILCORP Inc.


                                  ARTICLE EIGHT

         The holders of capital stock of the corporation now or hereafter outstanding shall not have the right to cumulate their respective votes in any election for directors of the corporation.

                                  ARTICLE NINE

Paragraph 1: A Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of that percentage of the Voting Shares (as hereinafter defined) which is the greater of:

     A. 75%, or

     B. the percentage calculated by dividing (x) the sum of (i) the aggregate number of Voting Shares which are beneficially owned by each and every Related Person (as hereinafter defined) and (ii) one-half of all Voting Shares which are not beneficially owned by any such Related Person by (y) the total number of Voting Shares (the "Required Percentage"); provided, however, that for the purpose of determining the Required Percentage of affirmative votes required for any Business Combination between the corporation or any Subsidiary (as hereinafter defined) and any Related Person, only the Related Person which is a party to such transaction shall be deemed a "Related Person" under this Paragraph 1.

Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or otherwise.

Paragraph 2: The provisions of Paragraph 1 shall not apply to a Business Combination, and such Business Combination shall require the affirmative vote of the holders of a majority of the Voting Shares, if all of the following conditions shall have been satisfied:

     A. If, with respect to such Business Combination (i) at least two-thirds of the Continuing Directors (as hereinafter defined) shall have approved expressly a memorandum of understanding with the Related Person which is a party to such transaction, consistent in material terms with the Business Combination for which a shareholder vote is sought, before such Related Person became a Related Person; or (ii) at least two-thirds of the Continuing Directors shall have approved expressly in advance the acquisition of the Voting Shares that caused such Related Person to become a Related Person; or (iii) such Business Combination is approved expressly by the affirmative vote of at least two-thirds of the Continuing Directors before the consummation of such transaction.

     B. The aggregate amount of cash or fair market value of Other Consideration (as hereinafter defined) to be received per share by holders of Voting Shares in such Business Combination is not less than the Highest Per Share Price (as hereinafter defined) paid by the Related Person in acquiring within the two-year period immediately preceding the Business Combination any shares of capital stock of the corporation which if continued to be held at the Record Date (as hereinafter defined) would be (or are) Voting Shares.

     C. The consideration to be received by Public Holders (as hereinafter defined) in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring within the two-year period immediately preceding the Business Combination any shares of capital stock of the corporation which if continued to be held at the Record Date would be (or are) Voting Shares.

     D. After such Related Person became a Related Person and before the Business Combination the Related Person shall have taken steps to ensure that the corporation's Board of Directors included at all times representation by Continuing Directors proportionate to the ratio that the Voting Shares which from time to time are owned by Public Holders bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position);

     E. Before the Business Combination, such Related Person shall not have (i) received the benefit, directly or indirectly, (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, financial assistance or tax credits provided by the corporation, or (ii) made any major change in the corporation's business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.

     F. A proxy statement responsive to the requirements of the Securities Act of 1933, as amended, shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. The proxy statement shall contain on the front page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the Public Holders (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

Paragraph 3: The following definitions shall apply to the provisions of Article Nine and Paragraph 1 of Article Ten of these Articles of Incorporation.

     A. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (any such Rule hereinafter shall be referred to as "Rule").

     B. A Person shall be the "Beneficial Owner" of Voting Shares:


        (i) which are beneficially owned, directly or indirectly, by it or any of its Affiliates and Associates;

        (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire at any time (notwithstanding that Rule 13d-3 deems shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     C. "Business Combination" shall mean:


        (i) any merger or consolidation of the corporation or any Subsidiary with or into (a) any Related Person or (b) any other Person (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person;

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, either in a single transaction or a series of related transactions, to or with any Related Person of (x) a Substantial Part of the assets of the corporation (including without limitation any voting securities of a Subsidiary) or (y) any Subsidiary having total assets with an aggregate fair market value of $5,000,000 or more;

        (iii) the issuance or transfer by the corporation or any Subsidiary, either in a single transaction or a series of related transactions, of any securities of the corporation or of any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more;

        (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation;

        (v) any reclassification of securities, including without limitation, any reverse stock split, recapitalization, reorganization, merger or consolidation, of the corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person; or

        (vi) any agreement, contract or other arrangement providing for any of the transactions described in (i) through (v) of this subparagraph C.

         D. "Continuing Director" shall mean a person who was a member of the Board of Directors of the corporation elected by the Public Holders immediately before the date as of which any Related Person became a Related Person, or a person designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

         E. "Highest Per Share Price" shall mean the highest price that can be determined to have been paid at any time within the two-year period immediately preceding the Business Combination by the Related Person for any share or shares of capital stock of the corporation which if continued to be held at the Record Date would be (or are) Voting Shares. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares acquired by that Related Person. Determination of the Highest Per Share Price as required from time to time by this Article Nine shall be made by at least two-thirds of the Continuing Directors then in office.

         F. "Other Consideration" shall include, without limitation, property, the capital stock of the corporation retained by its Public Holders in the event of a Business Combination in which the corporation is the surviving corporation, or other securities.

         G. "Person" shall mean any individual, firm, corporation, partnership or other entity.

         H. A "Public Holder" shall mean a Beneficial Owner of Voting Shares who is not a Related Person.

         I. "Record Date" shall mean the date set by the corporation for the determination of shareholders entitled to notice of and to vote on the proposed Business Combination.

         J. "Related Person" shall mean, with respect to any Business Combination, any Person (other than the corporation, any Subsidiary or any Person who owns all of the Voting Shares) who, together with its Affiliates and Associates, as of the Record Date or immediately prior to the consummation of any such transaction, is the Beneficial Owner of not less than 10% of the Voting Shares.

         K. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph J of this Paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of capital stock is owned, directly or indirectly, by the corporation.

         L. "Substantial Part" shall mean more than 20% of the fair market value as determined by at least two-thirds of the Continuing Directors of the total consolidated assets of the corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

         M. "Voting Shares" shall mean all of the shares of capital stock of the corporation which are issued and outstanding as of the Record Date. The Voting Shares shall include shares deemed owned through application of subparagraph B of this Paragraph 3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise.

Paragraph 4: For the purposes of this Article Nine, at least two-thirds of the Continuing Directors shall determine (A) the number of Voting Shares beneficially owned by any Person, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person is the Beneficial Owner of any Voting Shares, and (D) whether the assets subject to any Business Combination have an aggregate fair market value of $5,000,000 or more.

Paragraph 5: Nothing contained in this Article Nine shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                   ARTICLE TEN

Paragraph 1: Any amendment, alteration, change or repeal of Article Nine or this Paragraph 1 of Article Ten of these Articles of Incorporation shall require the affirmative vote of the holders of at least 75% of the Voting Shares and if there is a Related Person, such action must also be approved by the affirmative vote of a majority in interest of the Public Holders; provided that this Paragraph 1 of Article Ten shall not apply to, and the majority vote prescribed by Paragraph 2 of this Article Ten shall be required for, any amendment, alteration, change or repeal recommended to the shareholders by two-thirds or more of the Continuing Directors.

Paragraph 2: Any provision of these Articles of Incorporation other than Article Nine and Paragraph 1 of Article Ten may be amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the outstanding common stock of the corporation.

                                    JIM EDGAR
                               SECRETARY OF STATE
                                STATE OF ILLINOIS

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Submit in Duplicate                                                              File #5370-721-1
-----------------------------------                                      -----------------------------------
Payment must be made by Certified          ARTICLES OF AMENDMENT               This Space For Use By
Check, Cashiers Check or a Money                                                 Secretary of State
Order, payable to "Secretary of
State."                                                                  Date

                                                                         License Fee       $
                                                                         Franchise Tax     $
                                                                         Filing Fee  $
          DO NOT SEND CASH                                               Clerk
-----------------------------------                                      -----------------------------------

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE       The name of the corporation is            CILCORP Inc.
                                                  ------------------------------
                  --------------------------------------------------    (Note 1)

ARTICLE TWO       The following amendment of the Articles of Incorporation was adopted on
                                   April 28       , 19  87  in the manner indicated below. ("X" one box only.)
--------------------------------------------------    -----
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         / /      By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

         / /      By a majority of the board of directors, in accordance with
                  Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                        (Note 3)

         /X/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

         / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                        (Note 4)

         / / By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 4)

                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)


--------------------------------------------------------------------------------
                                   (NEW NAME)






                 All changes other than name, include on page 2
                                     (over)

                                     Page 2
                                   Resolution

ARTICLE  THREE    The manner in which any exchange, reclassification or
                  cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

                                    No change

ARTICLE  FOUR     (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms
                  Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert
                  "No change")

                                    No change

                  (b) The amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                    No change

                                            Before Amendment     After Amendment

                          Paid-in Capital   $                    $
                                            ----------------     ---------------

                       (Complete either item 1 or 2 below)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated    May 6   , 19  87                           CILCORP Inc.
      -----------    ------       --------------------------------------------
                                             (Exact Name of Corporation)
attested by  /s/ M. J. Murray            by   /s/ W. R. Vogelsang
            --------------------------       ----------------------------
            (Signature of Secretary          (Signature of President of
             or Assistant Secretary)           Vice President)



           M. J. Murray, Secretary             W. R. Vogelsang, President
           ---------------------------        ----------------------------
          (Type or Print Name & Title)        (Type or Print Name and Title)

(2) If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated                   , 19
      ------------------    --------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

            Extract from Minutes of Annual Meeting of Shareholders of

                                  CILCORP. INC.

                               held April 28, 1987

         I, M.J. Murray, Secretary of CILCORP Inc., hereby certify that at the Annual Meeting of Shareholders of the Company held April 28, 1987, at which a quorum was in attendance and voting throughout, the following resolutions were duly adopted and are now in full force and effect:

         RESOLVED: That Article Four of the Article of the Incorporation of the Company, be amended to read in its entirety as follows:

         Paragraph 1: The authorized shares shall be:

Class           Par Value Per Share                Number of Shares Authorized
-----           -------------------                ---------------------------

Common           Without par value                        50,000,000
Preferred        Without par value                         4,000,000

         Paragraph 2: The designations, preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

Common Stock. Holders of the common stock shall be entitled to one vote per share on all matters submitted to a vote of the shareholders of the Company, except matters required to be voted on exclusively by holders of preferred stock or of any series of preferred stock. Subject only to the prior rights and preferences of the preferred stock, the holders of the common stock shall be entitled to dividends thereon, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor. In the event of any dissolution or liquidation of the Company, the holders of the common stock shall be entitled to receive, pro rata, after the prior rights of the holders of the preferred stock have been satisfied, all of the assets of the Company remaining available for distribution, if any.

Preferred Stock. The preferred stock may be issued from time to time in one or more series and shall have preference over the common stock as to the payment of dividends and to the assets of the Company upon the voluntary or involuntary liquidation of the Company. Dividends on the preferred stock shall be cumulative and shares of preferred stock shall have such rights of conversion into shares of any other class, or into shares of any series of the same or any other class, as shall be provided with respect to such shares. The Board of Directors by resolution shall establish each series of preferred stock and fix and determine the number of shares and the relative rights and preferences of each such series, provided that all shares of the preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

         (1)      The rate of dividend.
         (2)      The price at and the terms and conditions on which shares....
         (3) The amount payable upon shares in event of involuntary liquidation.
         (4) The amount payable upon shares in event of voluntary liquidation.
         (5) Sinking fund provisions for the redemption or purchase of shares.
         (6) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.
         (7) The limitation or denial of voting rights, or the grant of special voting rights.
         (8) Any other rights or preferences now or hereafter permitted by the laws of the State of Illinois as variations between different series of preferred stock.

         RESOLVED FURTHER: That Article Ten of the Article of Incorporation of this Company, be amended to read in its entirety as follows:

         Paragraph 1: Any amendment, alteration, change or repeal of Article Nine or this Paragraph 1 of Article Ten of these Articles of Incorporation shall require the affirmative vote of the holders of at least 75% of the Voting Shares and if there is a Related Person, such action must also be approved by the affirmative vote of a majority in interest of the Public Holders; provided that this Paragraph 1 of Article Ten shall not apply to, and the majority vote prescribed by Paragraph 2 of this Article Ten shall be required for, any amendment, alteration, change or repeal recommended to the shareholders by two-thirds or more of the Continuing Directors.

         Paragraph 2: Any provision of these Articles of Incorporation other than Article Nine and Paragraph 1 of Article Ten may be amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the outstanding capital stock of the corporation having the right to vote on the issue and, if a class vote thereon is required pursuant to applicable law, by the affirmative vote of the holders of a majority of the outstanding shares of each such class, and

         RESOLVED FURTHER: That the officers of this Company are hereby authorized and directed to do all things necessary or desirable to carry out the foregoing resolutions and make them effective.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 6th day of May, 1987.

                                                    /s/ M. J. Murray
--------------------------------------------------------------------------------
                                                         Secretary

                                    JIM EDGAR

                               SECRETARY OF STATE

                                STATE OF ILLINOIS

Submit in Duplicate                                                              File #5370-721-1
-----------------------------------                                      -----------------------------------
Payment must be made by Certified          ARTICLES OF AMENDMENT               This Space For Use By
Check, Cashiers Check or a Money                                                 Secretary of State
Order, payable to "Secretary of
State."                                                                  Date

                                                                         License Fee       $
                                                                         Franchise Tax     $
                                                                         Filing Fee  $
          DO NOT SEND CASH                                               Clerk
-----------------------------------                                      -----------------------------------


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE       The name of the corporation is            CILCORP Inc.
                                                 -------------------------------
                  ----------------------------------------------------  (Note 1)

ARTICLE TWO       The following amendment of the Articles of Incorporation was adopted on
                         April 23          , 19  91   in the manner indicated below. ("X" one box only.)
                  --------------------------    ------

         / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

         / /      By a majority of the board of directors, in accordance with
                  Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                        (Note 3)

         /X/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

         / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                        (Note 4)

         / / By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 4)

                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)


--------------------------------------------------------------------------------
                                   (NEW NAME)










                 All changes other than name, include on page 2
                                     (over)

                                     Page 2
                                   Resolution








                              See attached Exhibit

ARTICLE  THREE    The manner in which any exchange, reclassification or
                  cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

                                    No change

ARTICLE  FOUR     (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms
                  Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert
                  "No change")

                                    No change

                  (b) The amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                    No change

                                          Before Amendment       After Amendment

                        Paid-in Capital   $                      $
                                          ----------------       ---------------


                       (Complete either item 1 or 2 below)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated     May 2     , 19  91                   CILCORP Inc.
      --------------    -------       --------------------------------
                                        (Exact Name of Corporation)
attested by  /s/ M. J. Murray             by  /s/ Robert O. Viets
            --------------------------        -----------------------------
            (Signature of Secretary           (Signature of President of
             or Assistant Secretary)            Vice President)

             M. J. Murray, Secretary          Robert O. Viets, President
            --------------------------        -----------------------------
           (Type or Print Name & Title)       (Type or Print Name and Title)

(2) If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated                 , 19
      ----------------    --------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

                                  CILCORP. INC.

                                     EXHIBIT

         RESOLVED: That Article Six of the Articles of Incorporation of the Company be amended to read in its entirety as follows:

                                   ARTICLE SIX

         The number of directors of the corporation shall be such number as may from time to time be fixed by or pursuant to the By-laws. The directors shall be elected and divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The directors shall initially be allocated to the same classes as those to which they were designated under the By-laws in effect immediately prior to the annual meeting in 1991. At each annual meeting the number of directors of the class whose terms expire at the time of such meeting (unless the number of directors in such class is increased or decreased as a result of a change in the total number of directors, in which case the number of directors in such class as so increased or deceased) shall be elected to hold office until the third succeeding annual meeting. Directors may be removed only for cause.

         RESOLVED: That Article Seven of the Articles of Incorporation of the Company be amended to read in its entirety as follows:

                                  ARTICLE SEVEN

         In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors of the corporation is expressly authorized and empowered to adopt, amend or repeal the By-laws (or any portion thereof) of the corporation. The shareholders of the corporation are authorized and empowered to adopt, amend or repeal the By-laws only by an affirmative vote of 75% of the voting power of the shares outstanding and entitled to vote thereon.

         RESOLVED: That Article Eight of the Articles of Incorporation of the Company be amended to read in its entirety as follows:

                                  ARTICLE EIGHT

         Paragraph 1: The holders of capital stock of the corporation now or hereafter outstanding shall not have the right to cumulate their respective votes in any election for directors of the corporation.

         Paragraph 2: Any action required or permitted to be taken by the shareholders of the corporation shall be taken only at a duly called annual or special meeting. Such action may not be taken by written consent of the shareholders.